UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 6, 2004

Rotech Healthcare Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-100750	030408870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(Address of Principal Executive Offices) (Zip Code)

(407) 822-4600

(Registrant’s telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure.

On July 6, 2004, Rotech Healthcare Inc. (the “Company”) issued a press release announcing that Barry E. Stewart has been appointed to the position of Chief Financial Officer, effective July 6, 2004. Mr. Stewart will replace Janet L. Ziomek, who has resigned for personal reasons. The Company also announced the appointment of Arthur J. Reimers as Chairman of the Board, replacing William Wallace Abbott and the appointment of John (Jack) McKenna as Vice President of Human Resources. A copy of the Company’s press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this report.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1	Press release announcing new Chairman of the Board and management changes dated July 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROTECH HEALTHCARE INC.

Date: July 6, 2004	By:	/s/ Michael R. Dobbs
Michael R. Dobbs
Chief Operating Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release announcing new Chairman of the Board and management changes dated July 6, 2004.